REGISTRATION STATEMENT NO. 333-141564
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Amendment No. 6
Pre-Effective

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sloud, Inc.
(Name of small business issuer in its charter)

Nevada	7371	13-4314229
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.

Gene Sokolov Sloud, Inc. 1900 Campus Commons Dr., Suite 100 Reston, VA 20191 PH (703) 766-6526	Sloud, Inc. 1900 Campus Commons Dr., Suite 100 Reston, VA 20191 PH (703) 766-6526	Glenn E. Goldberg, Esq. Goldberg Law Group, P.A. 200 Central Avenue, Suite 290 Saint Petersburg, Florida 33701 PH 727.898.5200 FX 866.323.6096
(Name, Address and Telephone Number of Principal Offices)	(Name, Address, and Telephone Number of Agent for Service)	(Copies to)

Approximate date of commencement of proposed sale to the public: From time-to-time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐     Accelerated filer  ☐   Non-accelerated filer  ☐   Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Dollar Amount to be Registered by Selling Shareholders	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of common stock outstanding, at $0.001 par value (2)	2,000,000	$.50	$1,000,000.00	$107.00
Total	2,000,000		$1,000,000.00	$107.00	*
* previously paid.

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").
(2)	The resale, by fourteen (14) selling shareholders, of up to 2,000,000 shares of the Company’s common stock, at $.50 per share, and the proceeds will be received by selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and is subject to change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities in any state where the offer of sale is not prohibited.

Explanatory Note

This amendment is being filed to solely to correct the facing page and the signature page to the registration statement filed under Form S-1 on June 11, 2008.

Signatures

In accordance with the requirements of the Securities Act, Sloud certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Pre-Effective Amendment No. 6 to Form S-1 and authorized this Pre-Effective Amendment on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia on June 30, 2008

Sloud, Inc.

/s/ Gene Sokolov
By: Gene Sokolov
Director, President, Chief Executive Officer

/s/ Gene Sokolov
By: Gene Sokolov
Chief Financial Officer
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Sloud, Inc.

/s/ Gene Sokolov	Dated: June 30, 2008
By: Gene Sokolov
Director, President
Chief Executive Officer

/s/ Gene Sokolov	Dated June 30, 2008
By: Gene Sokolov
June 30, 2008
Chief Financial Officer
Principal Accounting Officer

/s/ Sergey Maruta	Dated: June 30, 2008
By: Sergey Maruta
Director, Chief Operating Officer

/s/ Valarie Lobaryev	Dated: June 30, 2008
By: Valarie Lobaryev
Director, Chief Technology Officer